Exhibit 10.11

PPM Loan No. 1306602

FIXED RATE PROMISSORY NOTE

Date: November 26, 2013

The following terms or provisions are used in this Note and are incorporated by reference herein.

Maker: WHITESTONE INDUSTRIAL-OFFICE LLC, a Texas limited liability company.

Maker’s Mailing Address: 2600 South Gessner, Suite 500, Houston, Texas 77063.

Noteholder: JACKSON NATIONAL LIFE INSURANCE COMPANY, a Michigan corporation, its successors or assigns.

Place for Payment: c/o Holliday, Fenoglio, Fowler, L.P., P.O. Box 840637, Dallas, TX 75284-0637, or at such other place as from time to time may be designated in writing by Noteholder.

Principal Amount: Thirty-Seven Million Dollars ($37,000,000.00).

Interest Rate: three and seventy-six one hundredths percent (3.76%) per annum.

Prepaid Interest Period: the period commencing on the date of this Note through and including November 30, 2013.

First Monthly Payment Date: January 1, 2014.

Lockout Period Expiration Date: November 30, 2015.

Maturity Date: December 1, 2020.

Monthly Payment: equal monthly payments of One Hundred Ninety Thousand Four Hundred Twenty-Nine and 99/100 Dollars ($190,429.99) each (consisting of principal and interest based upon an amortization schedule of 25 years).

1.Promise to Pay. FOR VALUE RECEIVED, the Maker hereby promises to pay to the order of Noteholder, the Principal Amount (the “Loan”), with interest on the outstanding principal balance thereof from the date hereof until the Maturity Date at the Interest Rate or the Default Rate (as applicable), both principal and interest being payable as hereinafter provided in lawful money of the United States of America at the Place for Payment. Interest shall be calculated and paid on the basis of a 30-day month and 360-day year, unless otherwise noted herein.

2.Payments. A payment of interest only, based on a 365-day year, on the outstanding principal balance of this Note shall be due and payable in advance on the date hereof in an amount equal to interest accrued during the Prepaid Interest Period. Maker agrees to pay Noteholder the Monthly Payments commencing on the First Monthly Payment Date and continuing thereafter on the same day of each succeeding month through and including the Maturity Date, on which date all unpaid principal and interest, together with any other sums due under the terms of this Note, shall be due and payable.

3.Treatment of Payments. All payments of principal, interest, late charges (as described below), and prepayment premium (as described below), if any, due under this Note shall be paid to Noteholder by wire transfer pursuant to Noteholder's written wire transfer instructions or by check of immediately available funds delivered to the Place for Payment set forth in the Terms section above, and in such other manner, as Noteholder may from time to time designate in writing. If such payment is received by 2:00 p.m., Eastern time, such payment will be credited to Maker’s account as of the date on which received. If such payment is received after 2:00 p.m., Eastern time, such payment will be credited to Maker’s account on the business day next following the date on which received. Each installment payment under this Note shall be applied first to the payment of any cost or expense for which Maker is liable hereunder or under the other Loan Documents, including any unpaid late charge, then to accrued interest and the remainder to the reduction of unpaid principal. Time is of the essence as to all payments hereunder.

4.Late Charges. If any monthly installment of principal and/or interest is not paid in full on or before the tenth day of the month in which such payment is due, then a charge for late payment (“Late Charge”) in the amount of five percent (5%) of the amount of such installment shall be immediately assessed and shall be immediately due and payable by Maker. The parties hereby recognize that the Late Charge is a reasonable approximation of an actual loss difficult to estimate. Noteholder’s failure to collect such Late Charge shall not constitute a waiver of Noteholder’s right to require such payment of such Late Charge for past or future defaults. The Late Charge shall be in addition to all other rights and remedies available to Noteholder upon the occurrence of an Event of Default, as hereinafter defined.

5.Default Interest. Upon the occurrence of (a) an Event of Default or (b) the Maturity Date, interest shall accrue hereunder at an annual rate (the “Default Rate”) equal to the lesser of (i) eighteen percent (18%) and (ii) the maximum rate allowed by law. The Default Rate shall accrue on the entire outstanding balance hereof, including, without limitation, delinquent interest and any and all costs and expenses incurred by Noteholder in connection therewith.

6.Security; Definitions.

(a)This Note is made pursuant to a Loan Agreement of even date herewith between Noteholder and Maker (the “Loan Agreement”) and secured by, among other things, the Security Instrument of even date herewith in favor of Noteholder granting a first lien on certain real property described therein, and granting a security interest in certain personal property, fixtures and equipment described therein.

(b)Capitalized terms not otherwise defined in the preamble or in other provisions of this Note shall have the meanings ascribed to such terms in the Loan Agreement.

(c)The terms and provisions of the Loan Agreement are incorporated herein by reference (as if such terms and provisions were set forth in this Note).

7.Event of Default. Upon the occurrence of an Event of Default, Noteholder shall have the option of declaring the indebtedness evidenced hereby to be immediately due and payable (the “Loan

Acceleration”). After the Loan Acceleration, Noteholder shall have the option of applying any payments received to principal or interest or any other costs due pursuant to the terms of this Note or the other Loan Documents. Interest at the Default Rate shall continue to accrue on any judgment Noteholder may obtain against Maker on this Note or the Security Instrument until Noteholder acquires record title to the Project or the judgment and interest and costs have been paid in full. Noteholder may include any applicable prepayment premium, attorney's fees and costs of suit in any complaint, judgment or assessment of damages filed or entered pursuant to this Note and/or the Security Instrument.

8.Prepayment. Interest accruing during the calendar month of any prepayment shall be calculated and paid on the basis of a 365-day year (and shall include the day such prepayment is received by Lender. No prepayment of the principal balance of this Note shall be allowed until after the Lockout Period Expiration Date.

After the Lockout Period Expiration Date, prepayment is permitted in full but not in part, upon fifteen (15) days' written notice, with payment to Noteholder of a prepayment premium ("Premium") equal to the greater of (i) one percent (1%) of the outstanding principal balance at the time of prepayment or (ii) the present value on the date of prepayment of all future principal and interest payments beginning with the next payment due on the month following the pay-off date, including any balloon payments assuming payment in accordance with the repayment terms of this Note, less the current outstanding principal balance of the Loan. The interest rate used in calculating the present value shall be the Treasury Rate, as defined herein, plus twenty-five (25) basis points, divided by twelve (12). No Premium shall apply to a payment in full on or after September 1, 2020.

If more than two years remain from the payoff date to the Maturity Date, the term “Treasury Rate,” as used herein, shall be the straight line interpolation of the current annual yield (or, if none, the most recent previous yield) of the two Key U.S. Treasury Securities (as hereinafter defined), which are closest to the Maturity Date (both before and after). The “Key U.S. Treasury Securities” are the 2, 5, 10 and 30 year U.S. Treasury Securities as published by Bloomberg at 4 p.m. central time three (3) days prior to the payoff date. By way of example and not limitation, if 7 and ½ years remain until the Maturity Date at the time of prepayment, the straight line interpolation of the Treasury Rate would be the average of the then annual current yield (or, if none, the most recent previous yield) of the 5-year and the 10-year U.S. Treasury Securities. If less than two years remain from the payoff date to the Maturity Date, the term “Treasury Rate” as used herein, shall mean the current annual yield (or, if none, the most recent previous yield), of the 1-year U.S. Treasury Note as published by Bloomberg at 4 p.m. Central time three (3) days prior to the payoff date.

If any of the Key U.S. Treasury Securities are no longer in use or if for any reason Bloomberg ceases to publish such information, the Treasury Rate shall be based on the annual yields reported in another publication of comparable reliability and institutional acceptance or other relevant replacement of U.S. Treasury Securities as selected by Noteholder in its sole discretion.

No involuntary partial prepayment shall suspend or reduce any required monthly payments. If the Loan has been accelerated after an Event of Default and Maker wishes to pay the Loan in full, the payment tendered must include either (i) the applicable prepayment premium, if the payment is tendered after the Lockout Period Expiration Date, or (ii) the greater of such prepayment premium or 10% of the outstanding principal balance of this Note on the date of such Event of Default, if the payment is tendered on or before the Lockout Period Expiration Date. Notwithstanding the foregoing, no Premium shall apply to any prepayment, in full or in part, which is made in connection with any condemnation or casualty where Lender applies proceeds to pay down the Loan.

9.Limitation on Personal Liability. The provisions of Section 9.18 of the Loan Agreement are hereby incorporated by reference.

10.Non-Usurious Loan. It is the intent of Noteholder and Maker in this Note and the other Loan Documents now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, Noteholder and Maker stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, including, the Loan Documents, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, or interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law. Neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of this Note, the Loan Documents and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Noteholder expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note is accelerated for any reason or if the principal of this Note is paid prior to the Maturity Date, and as a result thereof the interest received for the actual period of existence of this Note exceeds the applicable maximum lawful rate, Noteholder shall, at its option, either refund the amount of such excess or credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Noteholder collects monies which are deemed to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the lawful rate shall, upon such determination, at the option of Noteholder, be either immediately returned or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note Maker acknowledges that it believes this Note and all interest and fees paid in connection with the loan represented by this Note, to be non-usurious. Maker agrees that if, at any time, Maker should believe that this Note or the loan represented by this Note is in fact usurious, Maker will give Noteholder notice of such condition and Maker agrees that Noteholder shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such condition exists. The term “applicable law” as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever allows the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

11.Noteholder’s Attorney Fees. Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after an Event of Default, or if the lien or priority of the lien represented by the Security Instrument or the other Loan Documents is the subject of any court proceeding, Maker and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to Noteholder in addition to the principal and interest due and payable hereon reasonable attorneys’ and collection fees including those incurred by Noteholder for any appeal.

12.Maker’s Waivers. Maker and all endorsers, guarantors and sureties of this Note and all other persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, notice of acceleration, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

13.Payment of Taxes and Fees. Maker agrees to pay the cost of any revenue, tax or other documentary fee or stamps now or hereafter required by law to be affixed to this Note or the Security Instrument.

14.Governing Law. This Note and the rights, duties and liabilities of the parties hereunder and/or arising from or relating in any way to the indebtedness evidenced by this Note or the transaction of which such indebtedness is a part shall be governed and construed for all purposes by the law of the State of Texas.

15.Replacement or Bifurcation of Note. If this Note is lost or destroyed, the Maker shall, at the Noteholder's request, execute and return to the Noteholder a replacement promissory note identical to this Note, provided the Noteholder delivers to the Maker an affidavit to the foregoing effect. Upon delivery of the executed replacement Note, the Noteholder shall indemnify the Maker from and against its actual damages suffered as a result of the existence of two Notes evidencing the same obligation. No replacement of this Note under this Section shall result in a novation of the Maker's obligations under this Note. In addition, the Noteholder may at its sole and absolute discretion require that the Maker execute and deliver two separate promissory notes, which shall replace this Note as evidence of the Maker's obligations. The two replacement notes shall, taken together, evidence the exact obligations set forth in this Note. The replacement notes shall be independently transferable. If this Note is so replaced, the Noteholder shall return this Note to the Maker marked to evidence its cancellation. Noteholder shall pay all costs incurred by it with respect to documenting such replacement notes. Maker acknowledges the need to act promptly upon its receipt of the documentation evidencing any request by Noteholder that the Note be replaced pursuant to this Section and agrees that Maker will meet the reasonable deadlines of Noteholder provided that Maker has received the applicable documents at least ten (10) business days prior to such deadline. Furthermore, Maker agrees to reasonably cooperate with Noteholder to effectuate the obtainment of such title policy endorsements, or new title evidence and other assurances and documents as Noteholder shall reasonably require.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, Maker has caused this Note to be duly executed as of the day and year first above written.

WHITESTONE INDUSTRIAL-OFFICE LLC,
a Texas limited liability company

By: WHITESTONE REIT OPERATING
PARTNERSHIP, L.P., a Delaware limited partnership, its Sole Member

By: WHITESTONE REIT, a Maryland real
estate investment trust, its General Partner

By: /s/ John J. Dee
John J. Dee, Corporate Secretary
and Chief Operating Officer

6